UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                 January 19, 2011

USCHINA CHANNEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53247	20-4854568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 N.W. 38th Circle, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 218-4694

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                      Changes in Registrant’s Certifying Accountant.

(a)  Prior independent registered public accounting firm

On January 19, 2011, the Board of Directors of USChina Channel, Inc. (the “Company”) approved the dismissal of Kenne Ruan, CPA, P.C. (“Kenne Ruan”) as the Company’s independent registered public accounting firm. The Company informed Kenne Ruan of its dismissal on January 19, 2011. The decision to dismiss Kenne Ruan was effective as of the date of notification of dismissal.

Kenne Ruan’s reports on the consolidated financial statements of the Company for the fiscal years ended June 30, 2010 and 2009 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

Kenne Ruan’s report on the Company’s consolidated financial statements for the years ended June 30, 2010 and 2009 contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that USChina Channel Inc. (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, USChina Channel Inc. (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years ended June 30, 2010 and 2009 and from July 1, 2010 through January 18, 2011, (a) there were no disagreements with Kenne Ruan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kenne Ruan, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company for such years; and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Kenne Ruan with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Kenne Ruan to furnish the Company with a letter addressed to the SEC stating whether or not Kenne Ruan agrees with the above statements. A copy of Kenne Ruan’s letter dated March 10, 2011 is attached hereto as Exhibit 16.1 to this Form 8-K.

(b)  New independent registered public accounting firm

On January 19, 2011, the Board of Directors approved the engagement of Sherb & Co., LLP (“Sherb & Co.”) as the Company’s independent registered public accounting firm for the transition period ending December 31, 2010. During the Company’s two most recent fiscal years ended June 30, 2010 and 2009 and from July 1, 2010 through January 18, 2011, neither the Company nor anyone on its behalf consulted Sherb & Co. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Sherb & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, except that Sherb & Co. performed certain procedures related to the Company’s acquisition of China Education Services, Ltd. on December 31, 2010 where accounting principles related to this transaction were discussed.  In approving the selection of Sherb & Co. as the Company’s independent registered public accounting firm, the Company’s Board of Directors considered these services previously provided by Sherb & Co. and concluded that such services would not adversely affect the independence of Sherb & Co.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits.
16.1	Letter of Kenne Ruan, CPA, P.C. dated March 10, 2011 to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCHINA CHANNEL, INC.

Date: March 11, 2011	By: /s/ Joel Mason
Joel Mason, Chief Executive Officer